Exhibit 31.1

CERTIFICATION

I, Brent Rystrom, Director and Chief Executive Officer of RiceBran Technologies, certify that:

1)	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of RiceBran Technologies, a California corporation; and

2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated:  April 28, 2020

/s/ Brent Rystrom
Name: Brent Rystrom
Title: Director and Chief Executive Officer